UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2018
(Date of earliest event reported)

Wabash National Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905	765-771-5310
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 14, 2018, Wabash National Corporation (the “Company”) announced that Kristin Glazner had been appointed Senior Vice President – Chief Human Resources Officer of the Company effective as of November 14, 2018.

Prior to this appointment, Ms. Glazner served as Vice President – Corporate Human Resources of the Company.  She first joined the Company in February 2010 as Corporate Counsel and served in that role until October 2017, when she was appointed to the position of Vice President – Human Resources and Legal Administration.  Before joining the Company, Ms. Glazner was an attorney with the law firm Baker & Daniels LLP (now known as Faegre Baker Daniels LLP) from 2002 to 2010.  She holds a Juris Doctor degree from Indiana University Maurer School of Law and a Bachelor of Arts degree from Butler University.

There are no family relationships between Ms. Glazner and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Ms. Glazner that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01                    Financial Statements and Exhibits.

(d)            Exhibit.

99.1	Press Release, dated November 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: November 14, 2018	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor Senior Vice President and Chief Financial Officer